Exhibit 99.1

MY GO GAMES, LLC

Financial Statements

May 31, 2014

Item 1. Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM

To the Members of My Go Games, LLC
Austin, Texas

We have audited the accompanying financial statements of My Go Games, LLC, which comprise the balance sheet as of May 31, 2014, and the related statements of operations, members’ equity, and cash flows for the period from inception (May 5, 2014) to May 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My Go Games, LLC as of May 31, 2014, and the results of its operations and its cash flows for the initial period then ended in accordance with accounting principles generally accepted in the United States of America.

Boca Raton, Florida                                                                                                           /s/ D’Arelli Pruzansky, P.A.

September 2, 2014                                                                                                           Certified Public Accountants

MY GO GAMES, LLC
BALANCE SHEET

May 31, 2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$498,904
Total current assets	498,904

OTHER ASSETS
Due from – My Go Games Holding	7,833
TOTAL ASSETS	$506,737

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$18,764
Total current liabilities	18,764

TOTAL LIABILITIES	18,764

MEMBERS’ EQUITY
Equity investment	500,500
Accumulated deficit	(12,527)
Total members’ equity	487,973

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$506,737

The accompany notes are an integral part of these financial statements.

MY GO GAMES, LLC
STATEMENT OF OPERATIONS

For the period from Inception (May 5, 2014) to May 31, 2014

REVENUE	$—

OPERATING EXPENSES
General and administrative expenses	4,303
Game design expenses	8,224
12,527
LOSS FROM OPERATIONS	(12,527)

NET LOSS	$(12,527)

The accompany notes are an integral part of these financial statements.

MY GO GAMES, LLC
STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the period from Inception (May 5, 2014) to May 31, 2014

Members’ Equity – May 5, 2014	$-
Equity investment	500,500
Net loss	(12,527)
Members’ Equity - May 31, 2014	$487,973

The accompany notes are an integral part of these financial statements.

MY GO GAMES, LLC
STATEMENT OF CASH FLOWS

For the period from Inception (May 5, 2014) to May 31, 2014

CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(12,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Due from – My Go Games Holding	(7,833)
Change in accounts payable and accrued liabilities	18,764
NET CASH USED IN OPERATING ACTIVITIES	(1,596)

CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH USED IN INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from equity investment	500,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	500,500

NET INCREASE IN CASH	498,904

CASH, at the beginning of the period	—

CASH, at the end of the period	$498,904

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—

The accompany notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS

Note 1. General Organization and Business

My Go Games, LLC (the “Company”), a Minnesota company, was formed on May 5, 2014 (Date of Inception) with its corporate headquarters located in Austin, Texas. Its fiscal year-end is August 31.  On May 21, 2014, OBJ Enterprises, Inc. (“OBJE”) entered into a Joint Venture Agreement (“Agreement”) with Great Outdoors, LLC (“GO”), the Company was designated as the joint venture operating company .  The Agreement stated a portion of GO’s expenses would be paid by the Company.  The purpose of the joint venture is to improve upon the OBJE’s and GO’s existing games and develop and commercialize new games. MGG was owned by GO (80%) and OBJE (20%). The Agreement called for OBJE and GO to enter into a Member Control Agreement which permits the appointment of three governors, two to be appointed by GO and one to be appointed by the Company.

On May 27, 2014, the Company received $500,000 from OBJE as part of the agreement.  The operating agreement states that the Company is responsible for paying all operating expenses related to OBJE going forward.

The Agreement grants OBJE the right to acquire GO and MGG or their assets in exchange for an amount of shares of common stock equal to 80% of the post-issuance number of shares of OBJE’s common stock.

Note 2. Summary of Significant Accounting Policies

The Financial Statements have been prepared using the accrual basis of accounting in accordance with US GAAP.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. There were no material estimates used in these financial statements.

Cash and Cash Equivalents

For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $498,904 at May 31, 2014. The current Federal Deposit Insurance Corporation (“FDIC”) insurance limit is set at $250,000 per depositors non-interest bearing transaction account.  The Company has a cash concentration risk by holding all of their cash in one checking account.  The Company has not experienced any losses in such accounts.

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, and classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Income Taxes

The members elected to have the Company’s income taxed as an “S” Corporation under the provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual members for the inclusion on their personal tax returns. No provision for federal and state income taxes is included in these statements.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1-Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

There were no Fair value estimates used during the period ending May 31, 2014.

Revenue Recognition

We derive revenue from the sale of virtual goods and from the sale of advertising within our games.

Online and Mobile Games

We operate our games as live services that allow GO-Gamers to play for free. Within these games, GO-Gamers can purchase virtual currency to obtain virtual goods to enhance their game-playing experience. GO-Gamers can primarily pay for our virtual currency – GO Bucks – using payment methods such as credit cards or PayPal.

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the GO-gamer; (3) the collection of our fees is reasonably assured; and (4) the amount of fees to be paid by the customer is fixed or determinable. For purposes of determining when the service has been provided to the GO-gamer, we have determined that an implied obligation exists to the paying GO-gamer to continue displaying the purchased virtual goods within the online game over their estimated life or until they are consumed. The proceeds from the sales of virtual goods are initially recorded in deferred revenue. We categorize our virtual goods as either consumable or durable. Consumable virtual goods, such as energy or ammo, represent goods that can be consumed by a specific GO-gamer action. Common characteristics of consumable goods may include virtual goods that are no longer displayed on the GO-gamer’s game board after a short period of time, do not provide the GO-gamer any continuing benefit following consumption or often times enable a GO-gamer to perform an in-game action immediately. For the sale of consumable virtual goods, we recognize revenue as the goods are consumed. Durable virtual goods, such as bows, rifles, or levels, represent virtual goods that are accessible to the GO-gamer over an extended period of time. We recognize revenue from the sale of durable virtual goods ratably over the estimated average playing period of paying GO-gamers for the applicable game, which represents our best estimate of the average life of our durable virtual goods. If we do not have the ability to differentiate revenue attributable to durable virtual goods from consumable virtual goods for a specific game, we recognize revenue from the sale of durable and consumable virtual goods for that game ratably over the estimated average period that paying GO-gamers typically play our games (as further discussed below), which are estimated to range from three to 24 months. Future paying GO-gamer usage patterns and behavior may differ from the historical usage patterns and therefore the estimated average playing periods may change in the future.

Currently, we have limited data to determine the consumption dates for our consumable virtual goods or to differentiate revenue attributable to durable virtual goods from consumable virtual goods. As we continue to improve our data capture capabilities, we will secure the necessary data for substantially all of our games, thus allowing us to recognize revenue related to consumable goods upon consumption. We expect that in future periods there will be changes in the mix of durable and consumable virtual goods sold, reduced virtual good sales in existing games, changes in estimates in average paying payer life and/or changes in our ability to make such estimates. When such changes occur, and in particular if more of our revenue in any period is derived from goods for which revenue is recognized over the estimated average playing period, or that period increases on average, the amount of revenue that we recognize in a future period may be reduced, perhaps significantly.

On a quarterly basis, we determine the estimated average playing period for paying GO-gamers by game beginning at the time of a payer’s first purchase in that game and ending on a date when that paying GO-gamer is no longer playing the game. To determine when paying GO-gamers are no longer playing a given game, we analyze monthly cohorts of paying GO-gamers for that game who made their first in-game payment between six and 18 months prior to the beginning of each quarter and determine whether each GO-gamer within the cohort is an active or inactive GO-gamer as of the date of our analysis. To determine which GO-gamers are inactive, we analyze the dates that each paying GO-gamer last logged into that game. We determine a paying GO-gamer to be inactive once they have reached a period of inactivity for which it is probable (defined as at least 80%) that a GO-gamer will not return to a specific game. For the payers deemed inactive as of our analysis date we analyze the dates they last logged into that game to determine the rate at which inactive GO-gamers stopped playing. Based on these dates we then project a date at which all paying GO-gamers for each monthly cohort are expected to cease playing our games. We then average the time periods from first purchase date and the date the last GO-gamer is expected to cease playing the game for each of the monthly cohorts to determine the total playing period for that game. To determine the estimated average playing period we then divide this total playing period by two. The use of this “average” approach is supported by our observations that paying GO-gamers become inactive at a relatively consistent rate for each of our games. If future data indicates paying GO-gamers do not become inactive at a relatively consistent rate, we will modify our calculations accordingly. If a new game is launched and only a limited period of paying GO-gamer data is available for our analysis, then we also consider other factors, such as the estimated average playing period for other recently launched games with similar characteristics, to determine the estimated average playing period.

Advertising

We have contractual relationships with our brand-partners for advertisements within our games. We recognize advertising revenue as advertisements are delivered to customers as long as evidence of the arrangement exists (executed contract), the price is fixed and determinable, and we have assessed collectability as reasonably assured. Certain branded virtual goods and sponsorships are deferred and recognized over the estimated average life of the branded virtual good or as the branded virtual good is consumed, similar to online game revenue.  All arrangements directly between us and brand-partners are recognized gross equal to the price paid to us by the end advertiser since we are the primary obligor, and we determine the price.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4. Members’ Equity

On May 5, 2014, the Company was formed for the purpose of being a joint venture company.  On May 21, 2014,  OBJ Enterprises (“OBJE”) entered into a Joint Venture Agreement (“GO JV Agreement”) with Great Outdoors, LLC (“GO”). My Go Games LLC (“MGG”)  was created to operate the joint venture. The purpose of the joint venture is to improve upon the Company’s and GO’s existing games and develop and commercialize new games. MGG is owned by GO (80%) and OBJE (20%). The GO JV Agreement calls for OBJE and GO to enter into a member control agreement which permits the appointment of three governors of MGG, two to be appointed by GO and one to be appointed by OBJE.

On May 27, 2014 OBJE entered into a convertible note with GO for $500,000.  OBJE then made an initial investment in the Company with this cash.  Per the Master Services Agreement the Company must pay all operating expenses for OBJE.

Note 5. Related Parties

In May 2014 the Company was created as a JV company by OBJE and GO to continue developing and selling games.  OBJE owns 20% of the Company while GO owns the remaining 80%.  The company received Intellectual property from both OBJE and GO as well as cash of $500,000 and $500 respectively.

As of May 31, 2014, the Company had a receivable from My Go Games Holding Co. f/k/a OBJE of $7,833.

Note 6. Subsequent Events

On June 19, 2014, OBJE entered into a share exchange agreement (the “Share Exchange Agreement”) with Great Outdoors, LLC, a Delaware limited liability company (“GO”) and My GO Games, LLC, a Minnesota limited liability company (“MGG”), pursuant to which OBJE issued 50,323,526 shares of its common stock (the “Exchange Shares”) for all of the issued and outstanding membership interests of MGG held by GO (the “Share Exchange”). Prior to the Share Exchange MGG was owned 20% by the Company and 80% by GO.  GO is owned 100% by Daniel Hammett a director of the Company and following the closing of the Share Exchange, the Company’s Chief Executive Officer.

Following the closing of the Share Exchange on June 19, 2014, MGG became a wholly-owned subsidiary of OBJE and GO acquired 66.82% of OBJE’s issued and outstanding shares of common stock.  The Share Exchange required OBJE to amend its articles of incorporation to (i) increase the total number of shares of common stock that the Company has authority to issue to 250,000,000 shares of common stock, par value $0.0001 (the “Authorized Share Increase”); (ii) change the name of the Company from “OBJ Enterprises, Inc.” to “MyGo Games Holding Co.” (the “Name Change”); and (iii) stagger positions on the Company’s Board of Directors into three classes, with the term of office of two director positions to expire at the annual meeting of shareholders next ensuing; another two director positions to expire one year after the annual meeting next ensuing; and another three director positions to expire two years after the annual meeting next ensuing (the “Staggered Board Approval”).

The Company’s Board of Directors recommended that its shareholders approve the Amendments and on June 23, 2014, GO, as the majority shareholder of the Company, executed a shareholder consent approving the Amendments.

In connection with the Share Exchange, OBJE, GO and MGG entered into amended option agreements (the “Option Amendments”) with each of Daniel Hammett, Daniel Miller, and Paul Watson and certain employees of MGG that amended option agreements that MGG previously had entered into with each such persons.  Pursuant to each Option Amendment, in consideration for each such person’s continued employment at MGG, such person, the Company and MGG agreed that options to purchase membership interests of MGG were replaced with options to purchase shares of the Company’s shares of common stock at $0.05 per share (the “Company Options”).  Under these Company Options such persons have the right to acquire up to 82,660,000 shares of common stock of the Company.  None of the Company Options may be exercised until the Authorized Share Increase has become effective. The Company Options were issued pursuant to Section 4(a)(2) of the Securities Act based on representations of the holders of such options.

On June 19, 2014, in connection with the Share Exchange, Paul Watson, the Company’s Chief Executive Officer and Secretary prior to consummation of the Share Exchange, resigned as Chief Executive Officer and Secretary of OBJE.  Mr. Watson continues as OBJE’s Chief Strategy Officer, President and Treasurer. In connection with the Share Exchange, on June 19, 2014, OBJE’s Board of Directors appointed Daniel Hammett as Chief Executive Officer and Daniel Miller as Chief Operating Officer and Secretary.  Daniel Hammett is an equity owner of GO, Daniel Miller is the Chief Operating Officer of MGG.  Each of Mr. Hammett, Mr. Miller and Mr. Watson is a director of the Company and was a director at the time that the Company’s Board of Directors approved the Share Exchange. G. Jonathan Pina was appointed Chief Financial Officer of the Company.